Exhibit 16

AMENDMENT NO. 2 TO AMENDED AND RESTATED VOTING AGREEMENT

This AMENDMENT NO. 2 TO AMENDED AND RESTATED VOTING AGREEMENT (this “Amendment No. 2”) is made and entered into as of March 14, 2011, by and among Mohammad Abu-Ghazaleh (“MAG”), and the undersigned stockholders (collectively, the “Stockholders”) of Fresh Del Monte Produce, Inc., a Cayman Islands corporation (“Del Monte”).

RECITALS

A.           MAG and certain of the Stockholders are party to that certain Amended and Restated Voting Agreement dated January 19, 2010, as amended by that certain Amendment No. 1 to Amended and Restated Voting Agreement dated June 25, 2010 (the “Current Agreement”).

B.           MAG and the Stockholders party to the Current Agreement desire to join certain of the Stockholders as parties to the Current Agreement and amend and restate Exhibit A to the Current Agreement to reflect the current number of Del Monte’s Ordinary Shares, par value $0.01 per share (“Ordinary Shares”), of which each Stockholder is the record holder or beneficial owner.

In consideration of the foregoing and the representations, warranties, covenants and agreements set forth in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree to amend the Current Agreement as follows:

1.           JOINDER

Doha Challah Abughazaleh and the following persons to whom Sumaya Abu-Ghazaleh transferred Ordinary Shares on March 14, 2011 hereby join as parties to the Current Agreement, as amended by this Amendment No. 2, and, in connection therewith, shall have all the rights, shall observe all the obligations, and hereby make all of the representations and warranties, applicable to, and made by, Stockholders under the Current Agreement, as amended by this Amendment No. 2:

(a)           Kareem Zaki Abughazaleh

(b)           Ahmad Mohammad Ahmad Abu Ghazaleh

(c)           Mazen Abou Ghazaleh

(d)           Mohamed Amir Ahmed Abughazaleh

(e)           Samer Maher Abughazaleh

(f)            Tarek Maher Abughazaleh

(g)           Abdulaziz Shikh Al Sagha

(h)          Mohamed Glilah

(i)           Oussama Glilah

(j)           Rabie Glilah

(k)          Royal Executive Services S.P.A.

(l)           Faisal Abdullah Hassan Yabroudi

(m)         Hasan Abdullah Hasan Yabroudi

(n)          Omar Abdullah Hasan Yabroudi

Each of the foregoing Stockholders represents and warrants that he/she has received a copy of, and has reviewed the terms of, the Current Agreement.

2.           AMENDED AND RESTATED EXHIBIT A

Exhibit A to the Current Agreement shall be amended and restated and replaced with Exhibit A attached to this Amendment No. 2.

3.           MISCELLANEOUS

Governing Law.  This Amendment shall be governed by and construed exclusively in accordance with the laws of the State of Florida, excluding that body of law relating to conflict of laws.

Counterparts. This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

SIGNATURE ON FOLLOWING PAGE

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first above written.

MOHAMMAD ABU-GHAZALEH

/s/ Mohammad Abu-Ghazaleh

AMIR ABU-GHAZALEH

/s/ Amir Abu-Ghazaleh

OUSSAMA ABU-GHAZALEH

/s/ Oussama Abu-Ghazaleh

MAHER ABU-GHAZALEH

/s/ Maher Abu-Ghazaleh

SUMAYA ABU-GHAZALEH

/s/ Sumaya Abu-Ghazaleh

HANAN ABU-GHAZALEH

/s/ Hanan Abu-Ghazaleh

WAFA ABU-GHAZALEH

/s/ Wafa Abu-Ghazaleh

FATIMA ABU-GHAZALEH

/s/ Fatima Abu-Ghazaleh

MAHA ABU-GHAZALEH

/s/ Maha Abu-Ghazaleh

NARIMAN ABU-GHAZALEH

/s/ Nariman Abu-Ghazaleh

KAREEM ZAKI ABUGHAZALEH

/s/ Kareem Zaki Abughazaleh

AHMAD MOHAMMAD AHMAD ABU GHAZALEH

/s/ Ahmad Mohammad Ahmad Abu Ghazaleh

BASMA AMIR ABU-GHAZALEH

/s/ Basma Amir Abu-Ghazaleh

MAZEN ABOU GHAZALEH

/s/ Mazen Abou Ghazaleh

MOHAMED AMIR AHMED ABUGHAZALEH

/s/ Mohamed Amir Ahmed Abughazaleh

KAREEM ABU-GHAZALEH, FOR AND ON BEHALF AS PARENT/LEGAL GUARDIAN OF OMAR ABU-GHAZALEH

/s/ Kareem Abu-Ghazaleh

RASHA MOHAMAD ABU-GHAZALEH

/s/ Rasha Mohamad Abu-Ghazaleh

SAMER MAHER ABUGHAZALEH

/s/ Samer Maher Abughazaleh

SIMA MAHER ABU-GHAZALEH

/s/ Sima Maher Abu-Ghazaleh

SUMAYA MOHAMAD ABU-GHAZALEH

/s/ Sumaya Mohamad Abu-Ghazaleh

TAREK MAHER ABUGHAZALEH

/s/ Tarek Maher Abughazaleh

KAREEM ABU-GHAZALEH, FOR AND ON BEHALF AS PARENT/LEGAL GUARDIAN OF YASMINA ABU-GHAZALEH

/s/ Kareem Abu-Ghazaleh

ABDULAZIZ SHIKH AL SAGHA

/s/ Abdulaziz Shikh Al Sagha

FARAH SHEIK ALSAGHA

/s/ Farah Sheik Alsagha

MOHAMED GLILAH

/s/ Mohamed Glilah

OUSSAMA GLILAH

/s/ Oussama Glilah

RABIE GLILAH

/s/ Rabie Glilah

ROYAL EXECUTIVE SERVICES SPA

By:	/s/ Hani Maher Abou-Ghazaleh Al-Jaouhari
Name:	Hani Maher Abou-Ghazaleh Al-Jaouhari
Title:	Chief Executive Officer

FAISAL ABDULLAH HASSAN YABROUDI

/s/ Faisal Abdullah Hassan Yabroudi

MAHA ABU-GHAZALEH, FOR AND ON BEHALF AS PARENT/LEGAL GUARDIAN OF GHADA ABDULLAH HASAN YABROUDI

/s/ Maha Abu-Ghazaleh

HASAN ABDULLAH HASAN YABROUDI

/s/ Hasan Abdullah Hasan Yabroudi

OMAR ABDULLAH HASAN YABROUDI

/s/ Omar Abdullah Hasan Yabroudi

AHMAD MOHAMMAD ABU-GHAZALEH, FOR AND ON BEHALF AS PARENT/LEGAL GUARDIAN OF AYA AHMAD ABU-GHAZALEH

/s/ Ahmad Mohammad Abu-Ghazaleh

AHMAD MOHAMMAD ABU-GHAZALEH, FOR AND ON BEHALF AS PARENT/LEGAL GUARDIAN OF MOHAMAD AHMAD ABU-GHAZALEH

/s/ Ahmad Mohammad Abu-Ghazaleh

AHMAD MOHAMMAD ABU-GHAZALEH, FOR AND ON BEHALF AS PARENT/LEGAL GUARDIAN OF TARA AHMAD ABU-GHAZALEH

/s/ Ahmad Mohammad Abu-Ghazaleh

RASHA MOHAMAD ABU-GHAZALEH, FOR AND ON BEHALF AS PARENT/LEGAL GUARDIAN OF LAYLA ALI FAROUKI

/s/ Rasha Mohamad Abu-Ghazaleh

DOHA CHALLAH ABUGHAZALEH

/s/ Doha Challah Abughazaleh

EXHIBIT “A”

Stockholder	Total Number of Ordinary Shares Beneficially Owned Directly(1)
Amir Abu-Ghazaleh	3,952,283(2)
Oussama Abu-Ghazaleh	3,633,789
Maher Abu-Ghazaleh	2,910,650
Sumaya Abu-Ghazaleh	2,861,666
Hanan Abu-Ghazaleh	403,956
Wafa Abu-Ghazaleh	321,956
Fatima Abu-Ghazaleh	317,956
Maha Abu-Ghazaleh	277,134
Nariman Abu-Ghazaleh	268,956
Kareem Zaki Abu-Ghazaleh	35,000
Ahmad Mohammad Ahmad Abughazaleh	15,000
Basma Abu-Ghazaleh	15,000
Mazen Abu-Ghazaleh	15,000
Mohamed Amir Ahmed Abu-Ghazaleh	15,000
Omar Abu-Ghazaleh	15,000
Rasha Mohamad Abu-Ghazaleh	15,000
Samer Maher Abu-Ghazaleh	15,000
Sima Maher Abu-Ghazaleh	15,000
Sumaya Mohamad Abu-Ghazaleh	15,000
Tarek Maher Abu-Ghazaleh	15,000
Yasmina Abu-Ghazaleh	15,000
Abdulaziz Shikh Al Sagha	15,000
Farah Sheik Alsagha	15,000
Mohamed Glilah	15,000
Oussama Glilah	15,000
Rabie Glilah	15,000
Royal Executive Services SPA	15,000
Faisal Yabroudi	15,000
Ghada Abdullah Hasan Yabroudi	15,000
Hasan Yabroudi	15,000
Omar Yabroudi	15,000
Aya Ahmad Abu-Ghazaleh	15,000
Mohamad Ahmad Abu-Ghazaleh	10,000
Tara Ahmad Abu-Ghazaleh	10,000
Layla Ali Farouki	10,000
Doha Challah Abu-Ghazaleh	3,500

_____________________
(1)	Each Stockholder disclaims beneficial ownership of the Ordinary Shares held by each other Stockholder except to the extent of such Stockholder’s pecuniary interest therein.

(2)	3,933,533 Ordinary Shares and 18,750 currently exercisable call options.